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                               September 3, 1996



Phillips, Lytle Hitchcock, Blaine & Huber
3400 Marine Midland Center
Buffalo, New York 14203

Board of Directors
Sovran Self Storage, Inc.
5166 Main Street
Williamsville, New York 14221



Ladies and Gentlemen:

        We are acting as special Maryland counsel to Sovran Self Storage, Inc., a Maryland corporation (the "Company"), in connection with its registration statement on Form S-3, as amended (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the proposed public offering of up to $150,000,000 in aggregate amount of one or more series of (i) debt securities of the Company (the "Debt Securities"), (ii) shares of the Company's preferred stock, par value $.01 per share (the "Preferred Stock"), and (iii) shares of the Company's common stock, par value $.01 per share (the "Common Stock"), all of which securities (the "Securities") may be sold by the Company from time to time. The Registration Statement provides that the Securities may be offered separately or together, in separate classes or series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements (each a "Prospectus Supplement"). This opinion letter is furnished to you at your request to enable the Company to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R.(S) 229.601(b)(5), in connection with the Registration Statement.

        We assume that the issuance sale, amount and terms of the Securities to be offered from time to time will be duly authorized and determined by proper action of the Board of Directors of the Company consistent with the procedures and terms described in the Registration Statement (each, a "Board Action") and in accordance with the Company's Amended and Restated Articles of Incorporation, as amended (the "Charter"), and applicable Maryland law. We further assume that





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Phillips, Lytle Hitchcock, Blaine & Huber
Sovran Self Storage
September 3, 1996
Page 2

prior to any issuance of Preferred Stock, appropriate articles supplementary shall be filed for recordation with the Maryland State Department of Assessments and Taxation (each, "Articles Supplementary"). We further assume that the amount of Preferred Stock to be offered from time to time will not exceed the number of shares of Preferred Stock authorized for issuance in accordance with the Charter and the Articles Supplementary. We further assume that the amount of Common Stock to be offered from time to time will not exceed the number of shares of Common Stock authorized and available for issuance in accordance with the Charter.

     For purposes of this opinion letter, we have examined copies of the following documents:

     1.  An executed copy of the Registration Statement.

     2. The Charter of the Company, as certified by the Maryland State Department of Assessments and Taxation ("SDAT") on August 6, 1996 and by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

     3. The Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

     4. Resolutions of the Board of Directors of the Company adopted on July 16, 1996 and August 8, 1996, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect, relating to the filing of the Registration Statement and related matters.

     In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

     This opinion letter is based as to matters of law solely on the General Corporation Law of the State of Maryland. We express no opinion herein as to any other laws, statutes, regulations, or ordinances.
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Phillips, Lytle Hitchcock, Blaine & Huber
Sovran Self Storage
September 3, 1996
Page 3

        Based upon, subject to and limited by the foregoing, we are of the opinion that, as of the date hereof:


        1. When the Registration Statement has become effective under the Securities Act of 1933 (the "Act") and when a series of the Preferred Stock has been classified by applicable Board Action, in accordance with the terms of the Charter and applicable law, and appropriate Articles Supplementary have been filed, and when issuance of such Preferred Stock has been appropriately authorized by applicable Board Action and, following issuance of any such series of Preferred Stock against payment of valid consideration therefor in accordance with the terms of such Board Action and any applicable underwriting or purchase agreement, as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such Preferred Stock will be validly issued, fully paid and non-assessable.

        2. When the Registration Statement has become effective under the Act, upon due authorization by Board Action of an issuance of Common Stock, and following issuance of any such Common Stock against payment of valid consideration therefor in accordance with the terms of such Board Action and any applicable underwriting or purchase agreement, as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such Common Stock will be validly issued, fully paid and non-assessable.

        We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing by the Company of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

        We hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.


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Phillips, Lytle Hitchcock, Blaine & Huber
Sovran Self Storage
September 3, 1996
Page 4

                                        Very truly yours,



                                        Hogan & Hartson L.L.P.